EXECUTION COPY



                                FOURTH AMENDMENT
                         dated as of November 17, 2000

                                   to the

                    AMENDED AND RESTATED CREDIT AGREEMENT
                        dated as of February 2, 1995

THIS FOURTH AMENDMENT, dated as of November 17, 2000 (this "Fourth Amendment"), to and under the Credit Agreement (as defined below), is entered into among YANKEE GAS SERVICES COMPANY (the "Borrower"), the BANKS listed on the signature pages hereof, THE BANK OF NEW YORK (in its capacity as Agent, the "Agent") and FLEET NATIONAL BANK, as Co-Agent.

                           W I T N E S S E T H:

     WHEREAS, the Borrower, the Banks and the Agent are parties to the Amended and Restated Credit Agreement, dated as of February 2, 1995, among the Borrower, the Banks party thereto and the Agent, as amended by the First Amendment thereto dated as of September 26, 1997, the Second Amendment thereto dated as of January 29, 1999 and the Third Amendment thereto dated as of January 28, 2000 (as so amended, the "Credit Agreement"); and WHEREAS, the Borrower, the Banks and the Agent have agreed to extend the Credit Agreement to November 16, 2001; and

     WHEREAS, such amendments will be of benefit, either directly or indirectly, to the Borrower;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. Upon and after the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

(a) Section 3.11 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"Section 3.11. Investment Company Act; Public Utility Holding Company Act. The Borrower is a subsidiary of a "registered holding company" within the meaning of that term under the Public Utility Holding Company Act of 1935 (the "Act"). The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940."

(b) The definition of "Termination Date" contained in Section 10.01 of Credit Agreement shall be amended and restated in its entirety to read as follows:

"`Termination Date' shall mean November 16, 2001."

     Section 2. Up-front Fee. In consideration of the Banks agreeing to this Fourth Amendment, the Borrower agrees to pay to the Agent for the pro rata account of each Bank an up-front fee in an amount equal to .05% of the aggregate Commitments, payable on the Amendment Effective Date.

     Section 3. Effectiveness. This Fourth Amendment shall become effective as of the date first above written on the date (the "Amendment Effective Date") on which (a) the Agent shall have received (i) this Fourth Amendment, duly executed and delivered by the Borrower, each Bank and the Agent, (ii) an opinion of counsel to the Borrower, dated the Amendment Effective Date, in form and substance satisfactory to the Agent, and (iii) such other documents, certificates and other materials as the Agent shall reasonably require and
(b) the Borrower shall have paid (i) to the Agent, for the pro rata account of each Bank, the up-front fee as set forth in Section 2 of this Fourth Amendment and (ii) to BNY Capital Markets, Inc. ("BNYCMI"), for its own account, the fees as set forth in that certain Administration Fee Letter dated November 17, 2000 among the Borrower, the Agent and BNYCMI.

     Section 4. Representations and Warranties. In order to induce the Banks and the Agent to agree to amend the Credit Agreement as set forth in this Fourth Amendment, the Borrower hereby represents and warrants as follows:

(a) The Borrower has the corporate power and authority to execute, deliver and perform this Fourth Amendment and the Credit Agreement as amended hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Fourth Amendment and the Credit Agreement as amended hereby, the borrowings under the Credit Agreement as amended hereby and the use of the proceeds thereof.

(b) This Fourth Amendment and the Credit Agreement have been duly executed and delivered on behalf of the Borrower, and this Fourth Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

(c) The execution, delivery and performance of this Fourth Amendment and the Credit Agreement as amended hereby, and the borrowings under the Credit Agreement as amended hereby and the use of the proceeds thereof, do not and will not (i) violate any Applicable Law or any Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound, (ii) require any license, consent, authorization, approval or any other action by, or any notice to or filing or registration with, any governmental authority or other Person, except for routine filings required under the Act or (iii) result in the creation or imposition of any Lien on any asset of the Borrower.

(d) The Borrower hereby confirms, reaffirms and restates the Representations and Warranties set forth in Article 3 of the Credit Agreement; provided, however, the Borrower hereby represents that as a result of the merger of Yankee Energy Systems, Inc. with Northeast Utilities, the Borrower is a Subsidiary of a registered holding company under the Act and must comply with various provisions of the Act.

(e) Each of the Representations and Warranties made in this Section 4 shall be deemed made on and as of the Amendment Effective Date (or, if any such Representation or Warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 5. Continuing Effect. The Credit Agreement, as amended by this Fourth Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. This Fourth Amendment shall be effective only in the specific instance and for the specific purpose for which given. By entering into this Fourth Amendment, the Banks shall not be deemed to have, or intended to have, waived any rights that they, or any of them, now or hereafter may have under any other provisions of the Loan Documents.

Section 6. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 7. Governing Law. The rights and duties of the Borrower, the Banks and the Agent under this Fourth Amendment shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

Section 8. Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

[Remainder of Page Intentionally Left Blank]


     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their duly authorized officers all as of the date first above written.

YANKEE GAS SERVICES COMPANY,
as Borrower

By:
Name:
Title:


THE BANK OF NEW YORK, as a Bank
and as Agent


By:
Name:
Title:


FLEET NATIONAL BANK, as a Bank and
as Co-Agent


By:
Name:
Title:


CITIZENS BANK OF CONNECTICUT,
as a Bank

By:
Name:
Title:


                                FOURTH AMENDMENT

                         dated as of November 17, 2000

                                      to

                    AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of February 2, 1995

                                    among

                   YANKEE GAS SERVICES COMPANY, as Borrower,

                            THE BANKS LISTED ON THE
                            SIGNATURE PAGES THEREOF,


                         THE BANK OF NEW YORK, as Agent

                                      and

                        FLEET NATIONAL BANK, as Co-Agent